Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT AND

MASTER AMENDMENT TO LOAN DOCUMENTS

This First Amendment to the Credit Agreement (as defined below) and Master Amendment to Loan Documents (collectively, the “Amendment”) is dated as of May 28, 2010 (with a First Amendment Effective Date as determined in accordance with Section 5 below), by and among CROSS COUNTRY HEALTHCARE, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower party hereto (the “Subsidiary Guarantors”), the Lenders party hereto (the “Lenders”) pursuant to an authorization (in the form attached hereto as Exhibit A, each a “Lender Authorization and Joinder”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to Wachovia Bank, National Association), a national banking association, as Administrative Agent for the Lenders party to the Credit Agreement.

STATEMENT OF PURPOSE:

The Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement dated as of November 10, 2005 and amended and restated as of September 9, 2008 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrower and the Subsidiary Guarantors have requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement as more specifically set forth herein. Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders have agreed to grant such requests of the Borrower and the Subsidiary Guarantors.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the statement of purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.

2. Amendments to Credit Agreement. Subject to and in accordance with the terms and conditions set forth herein, and effective on and after the First Amendment Effective Date (as defined below), the Credit Agreement is hereby amended in accordance with this Section 2.

(a) Amended Definitions. The following definitions set forth in Section 1.1 of the Credit Agreement are hereby amended as follows:

(i) “Applicable Margin” is hereby amended and restated in its entirety as follows:

“ ‘Applicable Margin’ means:

(a) with respect to Incremental Term Loans, the corresponding percentages per annum as set forth below based on the Consolidated Total Leverage Ratio:

Pricing Level	Consolidated Total Leverage Ratio	LIBOR Rate +	Base Rate +
I	Greater than or equal to 2.25 to 1.00	2.50%	1.50%

II	Greater than or equal to 1.75 to 1.00, but less than 2.25 to 1.00	2.00%	1.00%

III	Greater than or equal to 1.25 to 1.00, but less than 1.75 to 1.00	1.75%	0.75%

IV	Greater than or equal to 0.75 to 1.00, but less than 1.25 to 1.00	1.50%	0.50%

V	Less than 0.75 to 1.00	1.25%	0.25%

(b) with respect to Revolving Credit Loans, the corresponding percentages per annum as set forth below based on the Consolidated Total Leverage Ratio:

Pricing Level	Consolidated Total Leverage Ratio	LIBOR Rate +	Base Rate +
I	Greater than or equal to 2.25 to 1.00	4.00%	3.00%

II	Greater than or equal to 1.75 to 1.00, but less than 2.25 to 1.00	3.50%	2.50%

III	Greater than or equal to 1.25 to 1.00, but less than 1.75 to 1.00	3.25%	2.25%

IV	Greater than or equal to 0.75 to 1.00, but less than 1.25 to 1.00	3.00%	2.00%

V	Less than 0.75 to 1.00	2.75%	1.75%

In each case, the Applicable Margin shall be determined and adjusted quarterly, and shall be effective on, the date (each a “Calculation Date”) of receipt by the Administrative Agent of the Officer’s Compliance Certificate pursuant to Section 8.2 for the most recently ended fiscal quarter of the Borrower; provided that (a) the Applicable Margin applicable to Revolving Credit Loans shall be at Pricing Level II on the Revolving Credit Loan pricing grid until the first Calculation Date occurring after the fiscal quarter ending June 30, 2010 and, thereafter the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the

Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide the Officer’s Compliance Certificate as required by Section 8.2 for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level I on each pricing grid until such time as an appropriate Officer’s Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

Notwithstanding the foregoing, in the event that any financial statement or Officer’s Compliance Certificate delivered pursuant to Section 8.1 or 8.2 is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, or (ii) the Revolving Credit Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Officer’s Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (x) the Borrower shall immediately deliver to the Administrative Agent a correct Officer’s Compliance Certificate for such Applicable Period, (y) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Total Leverage Ratio in the corrected Officer’s Compliance Certificate were applicable for such Applicable Period, and (z) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 5.4. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 5.1(c) and 12.1.”

(ii) “L/C Commitment” is hereby amended and restated in its entirety as follows:

“ ‘L/C Commitment’ means the lesser of (a) Twenty Million Dollars ($20,000,000) and (b) the Revolving Credit Commitment.”

(iii) “Permitted Acquisition” is hereby amended as follows:

(A) clause (f) of such definition is hereby amended and restated in its entirety as follows:

“(f) the sum of all amounts paid or payable in cash in connection with (i) any single Permitted Acquisition (including any Equity Issuance in connection therewith and all transaction costs and all Indebtedness and Guaranty Obligations (including any obligations to make earn-out payments or deferred payments which are probable or likely) incurred or assumed in connection therewith (whether or not reflected on a consolidated balance sheet of the Borrower) after giving effect to the Permitted Acquisition) shall not exceed $20,000,000 (excluding the MDA Acquisition) and (ii) the aggregate cash and non-cash consideration for all Permitted Acquisitions (excluding the MDA Acquisition) shall not exceed an amount equal to the sum of $50,000,000 during the term of this Agreement subsequent to the Closing Date;”

(B) clause (g) of such definition is hereby amended and restated in its entirety as follows:

“(g) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Liens) and the Borrower shall demonstrate, in form and substance reasonably satisfactory to the Administrative Agent, that the entity to be acquired had positive Consolidated EBITDA for the four (4) fiscal quarter period ended immediately prior to the proposed closing date of such Permitted Acquisition;”

(iv) “Revolving Credit Commitment” is hereby amended by deleting the last sentence of such definition in its entirety and replacing it with the following:

“The Revolving Credit Commitment of all Revolving Credit Lenders shall be (a) $75,000,000 on the Closing Date and (b) $50,000,000 on the First Amendment Effective Date.”

(v) “Revolving Credit Maturity Date” is hereby amended by replacing the date “November 10, 2010” in such definition with the date “September 9, 2013”.

(b) New Definitions. The following new definitions are hereby added to Section 1.1 of the Credit Agreement in correct alphabetical order:

(i) “ ‘Consolidated Fixed Charges’ means, for any period, the sum of the following determined on a Consolidated basis for such period, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Interest Expense, (b) the aggregate amount of scheduled principal payments paid with respect to Indebtedness (as such scheduled principal payments may be reduced as a result of any prepayment of the principal amount of such Indebtedness in such period or any prior period), (c) federal, state, local and foreign income taxes paid in cash (net of any refunds received) and (d) the aggregate amount of cash dividends, distributions, purchases, repurchases, redemptions, retirements and other acquisitions for value of or with respect to its Capital Stock (net of any amount received by the Borrower from the exercise of any option by a shareholder of the Borrower in connection with such dividend, distribution, purchase, repurchase redemption, retirement or other acquisition).”

(ii) “ ‘First Amendment Effective Date’ means the date on which that certain First Amendment by and among the Borrower, the Subsidiary Guarantors, the Lenders party thereto and the Administrative Agent became effective in accordance with the terms thereof.”

(iii) “ ‘Wells Fargo’ means Wells Fargo Bank, National Association, a national banking association, and its successors.”

(iv) “ ‘Wells Fargo Securities’ means Wells Fargo Securities, LLC and its successors.”

(c) Deleted Definitions. The following defined terms are hereby deleted:

(i) “Wachovia”.

(ii) “Wachovia Securities”.

(e) Amendment to Section 5.3(a). Section 5.3(a) of the Credit Agreement is hereby amended by deleting the pricing grid in such Section in its entirety and replacing it with the following:

Pricing Level	Consolidated Total Leverage Ratio	Commitment Fee
I	Greater than or equal to 2.25 to 1.00	0.750%

II	Greater than or equal to 1.75 to 1.00, but less than 2.25 to 1.00	0.625%

III	Greater than or equal to 1.25 to 1.00, but less than 1.75 to 1.00	0.500%

IV	Greater than or equal to 0.75 to 1.00, but less than 1.25 to 1.00	0.375%

V	Less than 0.75 to 1.00	0.375%

(f) Amendment to Section 10.2. Section 10.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 10.2 Minimum Fixed Charge Coverage Ratio. As of any fiscal quarter ending during the periods specified below, permit the ratio of (a) Consolidated EBITDA for the period of twelve (12) consecutive fiscal months ending on or immediately prior to such date less the aggregate amount of all Capital Expenditures (not financed through a Debt Issuance or Equity Issuance permitted hereunder) to (b) Consolidated Fixed Charges for the period of twelve (12) consecutive fiscal months ending on or immediately prior to such date to be less than the corresponding ratio set forth below:

Period	Minimum Ratio

First Amendment Effective Date through December 31, 2010	1.75 to 1.00

January 1, 2011 through December 31, 2011	1.50 to 1.00

January 1, 2012 through December 31, 2012	1.25 to 1.00

January 1, 2013 and thereafter	1.15 to 1.00

(g) Amendment to Section 10.3. Section 10.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 10.3 Maximum Capital Expenditures. Permit the aggregate amount of all Capital Expenditures in any period to exceed the corresponding amount set forth below:

Period	Maximum Amount

Fiscal Year 2010	$4,000,000

Fiscal Year 2011	$5,000,000

Fiscal Year 2012	$7,000,000

Notwithstanding the foregoing, the maximum amount of Capital Expenditures permitted by this Section 10.3 in any Fiscal Year may be increased by the amount of Capital Expenditures that were permitted but not made under this Section 10.3 in the immediately preceding Fiscal Year (without giving effect to any carryover amount from prior Fiscal Years).”

(h) Amendment to Section 11.1. Section 11.1(m) of the Credit Agreement is hereby amended by replacing the amount “$20,000,000” with “5,000,000” in such clause.

(i) Amendments to Sections 11.6. Section 11.6 of the Credit Agreement is hereby amended as follows:

(i) Section 11.6(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) for a period of thirty (30) days prior to giving pro forma effect thereto and immediately after giving pro forma effect thereto, the sum of (A) the amount of cash and Cash Equivalents of the Borrower plus (B) the excess of the Total Revolving Credit Commitment over the outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, shall be no less than $40,000,000 and (iii) prior to giving pro forma effect thereto and immediately after giving pro forma effect thereto, the Consolidated Total Leverage Ratio is less than 1.00 to 1.00, the Borrower may declare and pay dividends on its Capital Stock and make purchases, repurchases, redemptions, retirements and other acquisitions for value of its Capital Stock (excluding repurchases, redemptions, retirements and other acquisitions permitted under Section 11.6(c), but including repurchases, redemptions, retirements and other acquisitions permitted under Section 11.6(e)) in an aggregate amount during the term of this Agreement subsequent to the First Amendment Effective Date in an amount not to exceed the lesser of (A) $25,000,000 and (B) an amount equal to the sum of fifty percent (50%) of the Consolidated Net Income of the Borrower for each fiscal quarter (to the extent positive in such fiscal quarter) ending on and after March 31, 2010 and for which financial statements shall have been delivered pursuant to Section 8.1 at such time; and”

(ii) The following new clause (e) is hereby added to the end of Section 11.6 of the Credit Agreement:

“(e) so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) prior to giving pro forma effect thereto and immediately after giving pro forma effect thereto, the Consolidated Total Leverage Ratio is less than 2.00 to 1.00 and (iii) prior to giving pro forma effect thereto and immediately after giving pro forma effect thereto, there are no outstanding Revolving Credit Loans (other than L/C Obligations), the Borrower may declare and pay dividends on its Capital

Stock and make purchases, repurchases, redemptions, retirements and other acquisitions for value of its Capital Stock (excluding repurchases, redemptions, retirements and other acquisitions permitted under Section 11.6(c) and Section 11.6(d)) in an aggregate amount during the term of this Agreement subsequent to the First Amendment Effective Date in an amount not to exceed $2,500,000 using existing cash and Cash Equivalents on the balance sheet of the Borrower at such time.”

3. Master Amendments to Loan Documents; Other Agreements.

(a) Subject to and in accordance with the terms and conditions set forth herein, and effective on and after the First Amendment Effective Date (as defined below), each of the Loan Documents (including the Credit Agreement) are hereby amended by replacing all references to (i) “Wachovia” with the phrase “Wells Fargo, as successor by merger to Wachovia” and (ii) “Wachovia Securities” with the phrase “Wells Fargo Securities (formerly known as Wachovia Capital Markets, LLC)”.

(b) For the avoidance of doubt, the Lenders party hereto hereby acknowledge and agree that Vendor Managed Escrow Accounts do not constitute Deposit Accounts (as defined in the Collateral Agreement) of any Grantor (as defined in the Collateral Agreement) under the Collateral Agreement or any other Loan Document. For purposes hereof, “Vendor Managed Escrow Accounts” means escrow accounts established by the Borrower for the benefit of its subcontractors pursuant to which certain of the Borrower’s vendor managed clients may, from time to time, directly deposit payment for services provided by the Borrower’s subcontractors.

4. Master Assignment; Reallocation and Joinder.

(a) On the First Amendment Effective Date, the Administrative Agent shall determine the allocated Commitment of each Revolving Credit Lender that has agreed to extend the Revolving Credit Maturity Date of its Revolving Credit Commitment and such Commitments shall be set forth on Schedule I hereto; provided that (i) in no event will the Revolving Credit Commitment of any Revolving Credit Lender exceed the maximum Revolving Credit Commitment of such Revolving Credit Lender as set forth on the Lender Authorization and Joinder delivered by such Revolving Credit Lender, (ii) in no event will the Revolving Credit Commitment of any Revolving Credit Lender be less that the Revolving Credit Commitment of such Revolving Credit Lender immediately prior to the First Amendment Effective Date without such Lender’s consent, (iii) the aggregate amount of the Revolving Credit Commitments of all Revolving Credit Lenders shall not exceed the aggregate Revolving Credit Commitment as amended by this Amendment and (iv) any Revolving Lender that has had its respective Revolving Credit Commitment reduced to zero Dollars ($0) in accordance with the terms of this Amendment (each such Lender, a “Departing Revolving Credit Lender”) shall cease to be a Revolving Credit Lender under the Credit Agreement as of the First Amendment Effective Date and such Departing Revolving Credit Lender shall be repaid all of its outstanding Revolving Credit Loans in full (together with accrued and unpaid interest) on the First Amendment Effective Date. In furtherance of the foregoing, on the First Amendment Effective Date, the Administrative Agent shall reallocate the outstanding Revolving Credit Loans, the Revolving Credit Commitments and Revolving Credit Commitment Percentages of L/C Obligations of each of the Revolving Credit Lenders in accordance with their revised Revolving Credit Commitment Percentages. Each of the Revolving Credit Lenders agrees to make all such assignments as are necessary to effect such reallocation and each of the parties hereto consents to each such assignment. For purposes of effectuating the foregoing assignments, this Amendment shall be deemed to be an Assignment and Assumption among the applicable parties and no further documentation shall be required in connection therewith unless otherwise requested by the Administrative Agent. The Borrower agrees to make such repayments (including, if requested by the Administrative Agent, a repayment in full) of the outstanding Revolving Credit Loans and the Borrower agrees to pay any and all costs required pursuant to Section 5.9 of the Credit Agreement in connection with such reallocation and repayment (if any) as if such reallocation were a repayment.

(b) The parties hereto agree that each financial institution that becomes a party to the Credit Agreement pursuant to a Lender Authorization and Joinder shall be a party to the Amendment and the other Loan Documents to which the Lender is a party and shall have the rights and obligations of a Lender, and shall be bound by the terms and provisions applicable to a “Lender”, under each such agreement. In furtherance of the foregoing, each new financial institution party hereto pursuant to a Lender Authorization and Joinder agrees to execute any additional documents reasonably requested by the Administrative Agent to evidence such financial institution’s rights and obligations under the Credit Agreement.

5. Conditions to Effectiveness. This Amendment shall be deemed to be effective upon the satisfaction of each of the following conditions (the “First Amendment Effective Date”):

(a) the Administrative Agent shall have received counterparts of this Amendment executed by the Administrative Agent (on behalf of itself and the Lenders), the Borrower and each of the Subsidiary Guarantors;

(b) the Administrative Agent shall have received executed Lender Authorization and Joinders from (i) all Revolving Credit Lenders party to the Credit Agreement immediately prior to the First Amendment Effective Date and after giving effect to the Amendment and (ii) without duplication, Lenders constituting Required Lenders;

(c) the Administrative Agent shall have been paid or reimbursed for all reasonable out-of-pocket charges and other expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and consultant fees and expenses;

(d) the outstanding Revolving Credit Loans (together with all accrued and unpaid interest thereon) of the Departing Revolving Lenders shall have been repaid in full.

(e) the Administrative Agent shall have received such other instruments, documents and certificates as the Administrative Agent shall reasonably request in connection with the execution of this Amendment.

6. Effect of the Amendment. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Amendment shall not be deemed (i) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (ii) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (iii) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (iv) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

7. Representations and Warranties/No Default. By their execution hereof,

(a) The Borrower and each Subsidiary Guarantor hereby certifies, represents and warrants to the Administrative Agent and the Lenders that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof (except to the extent that (i) any such representation or warranty that is qualified by materiality or by reference to Material Adverse Effect, in which case such representation or warranty is true and correct in all respects as of the date hereof or (ii) any such representation or warranty relates only to an earlier date, in which case such representation or warranty shall remain true and correct as of such earlier date) and that no Default or Event of Default has occurred or is continuing.

(b) The Borrower and each Subsidiary Guarantor hereby certifies, represents and warrants to the Administrative Agent and the Lenders that:

(i) it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each of the other documents executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and

(ii) this Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of the Borrower and each of the Subsidiary Guarantors, and each such document constitutes the legal, valid and binding obligation of the Borrower and each of the Subsidiary Guarantors, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

8. Reaffirmations. Each Credit Party (a) agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, any of the Subsidiary Guaranty Agreement, the Collateral Agreement or any other Security Document to which it is a party, (b) confirms and reaffirms its obligations under the Subsidiary Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party, (c) agrees that the Subsidiary Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party remain in full force and effect and are hereby ratified and confirmed and (d) acknowledges that Wells Fargo Bank, National Association is the Administrative Agent under the Credit Agreement and each other Loan Document. In furtherance of the reaffirmations set forth in this Section 8, each Credit Party hereby grants to Wells Fargo Bank, National Association, as the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all Collateral and all proceeds thereof as security for the Obligations, in each case subject to any applicable terms and conditions set forth in the Subsidiary Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party.

9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

10. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

11. Electronic Transmission. A facsimile, telecopy, pdf or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy, pdf or other reproduction hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

BORROWER:

CROSS COUNTRY HEALTHCARE, INC.

By:	/s/ Emil Hensel
Name:	Emil Hensel
Title:	Chief Financial Officer

SUBSIDIARY GUARANTORS:

ASSIGNMENT AMERICA, INC.

By:	/s/ Emil Hensel
Name:	Emil Hensel
Title:	Vice President

CROSS COUNTRY TRAVCORPS, INC.

By:	/s/ Emil Hensel
Name:	Emil Hensel
Title:	Vice President

CROSS COUNTRY LOCAL, INC.

By:	/s/ Emil Hensel
Name:	Emil Hensel
Title:	Vice President

CC STAFFING, INC.

By:	/s/ Emil Hensel
Name:	Emil Hensel
Title:	President

[Signature Pages Continue]

CEJKA SEARCH, INC.

By:	/s/ Emil Hensel
Name:	Emil Hensel
Title:	Vice President

CLINFORCE, LLC

By:	/s/ Emil Hensel
Name:	Emil Hensel
Title:	Vice President

CROSS COUNTRY EDUCATION, LLC

By:	/s/ Emil Hensel
Name:	Emil Hensel
Title:	Vice President

MED-STAFF, INC.

By:	/s/ Emil Hensel
Name:	Emil Hensel
Title:	Vice President

CROSS COUNTRY CAPITAL, INC.

By:	/s/ Emil Hensel
Name:	Emil Hensel
Title:	Chairman and Vice President

MCVT, INC.

By:	/s/ Emil Hensel
Name:	Emil Hensel
Title:	Vice President

[Signature Pages Continue]

METROPOLITAN RESEARCH ASSOCIATES, INC.

By:	/s/ Victor Kalafa
Name:	Victor Kalafa
Title:	President

MRA SEARCH, INC.

By:	/s/ Emil Hensel
Name:	Emil Hensel
Title:	Vice President

ASSENT CONSULTING

By:	/s/ Victor Kalafa
Name:	Victor Kalafa
Title:	Vice President

MDA HOLDINGS, INC.

By:	/s/ Emil Hensel
Name:	Emil Hensel
Title:	Vice President

MEDICAL DOCTOR ASSOCIATES, LLC

By:	/s/ Emil Hensel
Name:	Emil Hensel
Title:	Vice President

ALLIED HEALTH GROUP, LLC

By:	/s/ Emil Hensel
Name:	Emil Hensel
Title:	Vice President

[Signature Pages Continue]

CREDENT VERIFICATION AND LICENSING SERVICES, LLC

By:	/s/ Emil Hensel
Name:	Emil Hensel
Title:	Vice President

CC LOCAL, INC.

By:	/s/ Emil Hensel
Name:	Emil Hensel
Title:	President

[Signature Pages Continue]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (on behalf of itself, each of the Revolving Credit Lenders and the Required Lenders) and as Issuing Lender, Swingline Lender and a Lender

By:	/s/ Jackie Ledea
Name:	Jackie Ledea
Title:	Senior Vice President

Exhibit A

Form of Lender Authorization and Joinder

LENDER AUTHORIZATION AND JOINDER

Cross Country Healthcare, Inc.

Amendment

                    , 2010

Wells Fargo Bank, National Association, as Administrative Agent

NC0680

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention of: Syndication Agency Services

Telephone No.: (704) 590-2703

Telecopy No.: (704) 590-3481

Re:	First Amendment to the Credit Agreement (as defined below) and Master Amendment to the Loan Documents dated as of May 28, 2010 (the “Amendment”), relating to that certain Credit Agreement dated as of November 10, 2005 and amended and restated as of September 9, 2008 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among CROSS COUNTRY HEALTHCARE, INC., a Delaware corporation (the “Borrower”) the Lenders party thereto (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to Wachovia Bank, National Association), a national banking association, as Administrative Agent for the Lenders party to the Credit Agreement.

This Lender Authorization and Joinder acknowledges our receipt and review of the execution copy of the Amendment in the form posted on SyndTrak Online or otherwise distributed to us by the Administrative Agent. By executing this Lender Authorization and Joinder, we hereby approve the Amendment, and authorize the Administrative Agent to execute and deliver the Amendment on our behalf.

Assignment/Joinder

(Select One Option)

For existing Lenders consenting to the Amendment that (1) hold only an Incremental Term Loan Commitment and (2) are not agreeing to a new Revolving Credit Commitment pursuant to the Amendment:

☐	The financial institution executing this Lender Authorization and Joinder hereby approves and consents to the transactions contemplated by the Amendment.

For existing Lenders consenting to the Amendment that are not agreeing to extend the Revolving Credit Maturity Date for their respective Revolving Credit Commitment:

☐	The financial institution executing this Lender Authorization and Joinder (i) hereby approves and consents to the transactions contemplated by the Amendment, but declines to extend the Revolving Credit Maturity Date as it relates to its Revolving Credit Commitment, (ii) acknowledges that on the First Amendment Effective Date, its Revolving Credit Commitment will be reduced to zero and all of its outstanding Revolving Credit Loans will be repaid in full on the First Amendment Effective Date and (iii) acknowledges that final allocations and assignments of the Revolving Credit Commitments (including, as applicable, repayments of outstanding Revolving Credit Loans and accrued, but unpaid interest thereon) will be determined by the Administrative Agent in accordance with Section 4 of the Amendment.

For new Lenders and existing Lenders consenting to the Amendment that are (1) extending their Revolving Credit Commitment, (2) increasing their Revolving Credit Commitment and/or (3) agreeing to a new Revolving Credit Commitment

☐	The financial institution executing this Lender Authorization and Joinder (i) hereby approves and consents to the transactions contemplated by the Amendment, (ii) commits to a Revolving Credit Commitment in the following amount (inclusive of any existing Revolving Credit Commitment) $ and (iii) acknowledges that final allocations and assignments of the Revolving Credit Commitments (including, as applicable, repayments of outstanding Revolving Credit Loans and accrued, but unpaid interest thereon) will be determined by the Administrative Agent in accordance with Section 4 of the Amendment.

Each financial institution executing this Lender Authorization and Joinder agrees or reaffirms that it shall be a party to the Amendment and the other Loan Documents (as defined in the Credit Agreement) to which the Lender is a party and shall have the rights and obligations of a Lender (as defined in the Credit Agreement), and agrees to be bound by the terms and provisions applicable to a “Lender”, under each such agreement. In furtherance of the foregoing, each financial institution executing this Lender Authorization and Joinder agrees to execute any additional documents reasonably requested by the Administrative Agent to evidence such financial institution’s rights and obligations under the Credit Agreement.

A facsimile, telecopy, PDF or other reproduction of this Lender Authorization and Joinder may be executed by one or more parties hereto, and an executed copy of this Lender Authorization and Joinder may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

[Insert name of applicable financial institution]

By:
Name:
Title:

SCHEDULE I

(Revolving Credit Commitments)

Lender	Revolving Credit Commitment
Wells Fargo Bank, National Association	$10,333,333.33
Wells Fargo Capital Finance	$2,666,666.67
Bank of America, N.A.	$10,000,000.00
U.S. Bank National Association	$9,000,000.00
Fifth Third Bank	$9,000,000.00
PNC Bank, National Association	$9,000,000.00
Total:	$50,000,000.00